BYLAWS

OF

CORDIA BANCORP INC.

ARTICLE I

Principal Office

The principal office of Cordia Bancorp Inc. (herein the “Corporation”) shall be at 11730 Hull Street Road, Midlothian, Virginia 23112.

ARTICLE II

Shareholders

SECTION 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the principal office of the Corporation or at such other place within the United States as the board of directors may determine and as designated in the notice of such meeting.

SECTION 2. Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

SECTION 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the chairman of the board, by the president or by a majority of the board of directors.

SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the rules and procedures established by the board of directors. The board of directors shall appoint a chairman to preside at such meetings.

SECTION 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing the secretary’s duties, not less than ten days (except as otherwise required by law) nor more than sixty days before the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. If a shareholder is present in person or by proxy at a meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such shareholder shall be unnecessary. When any shareholders’ meeting, either annual or special, is adjourned to a different date, time or place, it shall not be necessary to give any notice of the date, time or place of any meeting or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken. If a new record date for the adjourned meeting is or shall be fixed under Section 6 of Article II of these Bylaws, however, notice of the adjourned meeting shall be given under this Section 5 to persons who are shareholders as of the new record date.

SECTION 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The list shall be arranged by voting group, and within each voting group by class or series of shares. The record, for a period of ten days before such meeting, shall be kept on file at the registered office or the principal office of the Corporation or at the office of the Corporation’s transfer agent, whether within or outside the Commonwealth of Virginia, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his agent or duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. A proxy shall be valid for eleven months from the date of its execution unless otherwise provided in the proxy.

SECTION 9. Voting. At each election for directors, every shareholder entitled to vote at such election shall be entitled to one vote for each share held by him. Unless otherwise provided in the Articles of Incorporation, by statute, or by these Bylaws, a majority of those votes cast by shareholders at a lawful meeting shall be sufficient to pass on a transaction or matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

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SECTION 10. Voting of Shares in the Name of Two or More Persons. When ownership of shares stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares stand, the vote or votes to which these persons are entitled shall be cast proportionally in proportion to the number of persons voting.

SECTION 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, conservator, committee or curator representing the shareholder may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 12. Inspectors of Election. In advance of any meeting of shareholders, the board of directors shall appoint one or more persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the person presiding at the meeting shall make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the person presiding at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

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Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result and certifying their determination of such result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

SECTION 13. Nominating Committee. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the board of directors of the Corporation or by any shareholder of the Corporation entitled to vote generally in the election of directors. In order for a shareholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to any such meeting; provided, however, that if less than seventy-one (71) days’ notice or prior public disclosure of the date of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders or such public disclosure was made. Each such notice given by a shareholder with respect to nominations for election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of the Corporation which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his name and address as they appear on the Corporation’s books and (b) the ownership interests such shareholder has in the Corporation, including the class and number of shares of the Corporation which are beneficially owned by such shareholder, and any hedges, economic incentives or other ownership positions in the Corporation’s securities. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

Each such notice given by a shareholder to the secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (iii) the ownership interests such shareholder has in the Corporation, including the class and number of shares of the Corporation which are beneficially owned by such shareholder, and any hedges, economic incentives or other ownership positions in the Corporation’s securities; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Section 13.

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The chairman of the annual or special meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the shareholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering such defective nomination or proposal.

The various requirements set forth in this Section 13 shall apply to all shareholder nominations and proposals, without regard to whether such nominations or proposals are required to be included in the Corporation’s proxy statement or form of proxy.

SECTION 14. Informal Action by Shareholders. Except as provided by law, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote on the matter is filed with the records of shareholders meetings.

ARTICLE III

Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board from among its members to preside at its meetings.

SECTION 2. Number, Term and Election. The board of directors initially shall consist of 3 directors and thereafter shall consist of such number of members as determined by the board of directors from time to time by resolution adopted by a majority of the total number of the Corporation’s directors in accordance with the provisions of the Corporation’s Articles of Incorporation. Each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and shall qualify, or until there is a decrease in the number of members. No individual shall be named or elected as a director without his prior consent.

SECTION 3. Regular Meetings. A regular meeting of the board of directors shall be held at least bi-monthly at such time and place as shall be determined by resolution of the board of directors without other notice than such resolution.

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SECTION 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or a majority of the directors. The persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

Members of the board of directors may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

SECTION 5. Notice. Written notice of any special meeting shall be given to each director at least three days previous thereto delivered personally or by courier, or at least seven days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the courier firm, if applicable. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of a meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. Quorum. A majority of the number of directors fixed by or in accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Corporation’s Articles of Incorporation, or the Virginia Stock Corporation Act.

SECTION 8. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed with the minutes or proceedings of the board of directors.

SECTION 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the board of directors, the chairman of the board, the president or the secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon delivery of the notice in accordance with the terms of the preceding sentence.

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SECTION 10. Vacancies. Any vacancy occurring in the board of directors shall be filled in accordance with the provisions of the Corporation’s Articles of Incorporation. The term of any director elected or appointed to fill a vacancy shall be in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 11. Removal of Directors. Any director or the entire board of directors may be removed only in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 12. Compensation. Directors, as such, may receive a stated salary and/or fees for their services, or such equity-related grant as may be approved by the board of directors from time to time. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefore.

SECTION 13. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting specified business at the meeting, or (ii) he votes against, or abstains from, the action taken.

SECTION 14. Advisory Directors. The board of directors may by resolution appoint advisory directors to the board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

SECTION 15. Qualifications of Directors. A person is not qualified to serve as director or nominate anyone to serve as a director of the Corporation if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person who a banking agency has issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

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ARTICLE IV

Committees of the Board of Directors

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors or officers of the Corporation. The board may designate one or more directors or officers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

The board of directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the president, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

ARTICLE V

Officers

SECTION 1. Positions. The officers of the Corporation shall be a chairman, a president, one or more vice presidents, and a secretary, each of whom shall be elected by the board of directors. The president shall be the chief executive officer of the Corporation and shall report to the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president and also shall designate a chief financial officer. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

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SECTION 3. Removal. Any officer may be removed by a vote of two-thirds of the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.

ARTICLE VI

Contracts, Loans, Checks and Deposits

SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation’s Articles of Incorporation or these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

SECTION 2. Loans. No indebtedness shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the board of directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

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ARTICLE VII

Certificates for Shares and Their Transfer

SECTION 1. Certificates for Shares. The shares of the Corporation may, but need not be, represented by certificates. Certificates representing shares shall be signed by the chairman of the board of directors and by the secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself of an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

SECTION 2. Form of Share Certificates. All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any shareholder upon written request and without charge a full statement of the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series).

Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of the Commonwealth of Virginia; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

SECTION 3. Shares Without Certificates. In the event that any of the Corporation’s shares are issued without a certificate, within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement that includes all of the information required by Section 2 of this Article VII to be provided on certificates representing the Corporations shares.

SECTION 4. Form of Payment for Shares. The consideration for the issuance of shares shall be paid in accordance with the Virginia Stock Corporation Act and the Corporation’s Articles of Incorporation.

SECTION 5. Transfer of Shares. Transfer of shares of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares or, in the case of uncertificated shares, on delivery of proper transfer instructions for the number of shares involved. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

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SECTION 6. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger or the books of the Corporation or to vote in person or by proxy at any meeting of shareholders.

SECTION 7. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

SECTION 8. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

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ARTICLE VIII

Fiscal Year; Annual Audit

The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

ARTICLE IX

Dividends

Subject to the provisions of the Corporation’s Articles of Incorporation and applicable law, the board of directors may, at any regular or special meeting, declare dividends on the Corporation’s outstanding capital shares. Dividends may be paid in cash, in property or in the Corporation’s own shares.

ARTICLE X

Corporate Seal

The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

ARTICLE XI

Amendments

In accordance with the Corporation’s Articles of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the shareholders of the Corporation only by vote of not less than 66 2/3% of the outstanding shares of capital shares of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend or rescind these Bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws.

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